UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2012, in accordance with the terms of the Purchase and Sale Agreement dated February 23, 2012 (the “Purchase Agreement”) between Gasco Production Company (the “Company”), a wholly owned subsidiary of Gasco Energy, Inc. (“Gasco”) and Wapiti Oil & Gas II, L.L.C. (“Wapiti”), as previously announced in Item 1.01 of Gasco’s Current Report on Form 8-K filed on February 27, 2012, and the Closing Agreement (defined below), the Company completed its sale to Wapiti of an undivided 50% of the Company’s interest in certain of its Uinta Basin producing oil and gas assets and properties in the Uintah, Duchesne and Carbon Counties in Utah in exchange for $18.0 million in cash and $1.19 million in the form of a promissory note payable by Wapiti (the “Uinta Basin Transaction”).  A portion of the proceeds from the Uinta Basin Transaction were used to pay off all of Gasco’s borrowings under the Credit Agreement (defined below) and to pay certain transaction expenses.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Closing Agreement. On March 22, 2012, to memorialize certain mutual agreements relating to the closing of the Uinta Basin Transaction, the Company and Wapiti entered into a Closing Agreement (the “Closing Agreement”), which among other things, amended the Purchase Agreement by excluding certain producing oil and gas assets and properties (the “Excluded Properties”) from the oil and gas assets and properties being sold to Wapiti under the Purchase Agreement because the Company did not receive the required consent to the sale from another working interest owner in those properties.  The Excluded Properties are being retained by the Company and, as a result, the purchase price under the Purchase Agreement was reduced by the values allocated to such Excluded Properties.

The foregoing summary of the Closing Agreement does not purport to be complete, and is qualified in its entirety by reference to the Closing Agreement filed as Exhibit 2.3 hereto and incorporated herein by reference.

Development Agreement.  As a part of the Uinta Basin Transaction, the Company and Wapiti entered into a Development Agreement dated March 22, 2012 (the “Development Agreement”). The description of the Development Agreement contained in Item 1.01 of Gasco’s Current Report on Form 8-K filed on February 27, 2012 is incorporated herein by reference.

The foregoing summary of the Development Agreement does not purport to be complete, and is qualified in its entirety by reference to the Development Agreement filed as Exhibit 2.2 hereto and incorporated herein by reference.

Amended and Restated Monarch Agreement.  On March 22, 2012, the Company and Monarch Natural Gas, LLC, a Delaware limited liability company (“Monarch”), entered into an Amended and Restated Gas Gathering and Processing Agreement (the “Amended and Restated Monarch Agreement”) which amends, restates and replaces the Gas Gathering and Processing Agreement dated March 1, 2010, as subsequently amended by that certain letter agreement dated September 20, 2011 (the “Existing Monarch Agreement”).  Pursuant to the terms of the Existing Monarch Agreement, the Company dedicated its gas production from all of its Utah acreage to Monarch and Monarch agreed to provide gathering, compression and processing services to the Company.

Under the Amended and Restated Monarch Agreement, Monarch agreed, among other things, to (a) release and waive its rights to process the first 50,000 MMBtu/day of the Company’s gas delivered to Monarch’s gathering system pursuant to the Amended and Restated Monarch Agreement (the “Excluded Production”) and (b) retain all processing rights for all gas volumes produced from certain of the Company’s reserves in excess of the Excluded Production. The Excluded Production may be reduced if the Company fails to meet certain drilling investment targets. The term of the Amended and Restated Monarch Agreement extends through February 28, 2025, and, for wells that are already connected to Monarch’s gathering system on February 28, 2025, for so long as the Company’s gas can be produced in commercial quantities from such wells.

The foregoing summary of the Amended and Restated Monarch Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Monarch Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Credit Agreement.  On March 22, 2012, in connection with the consummation of the Uinta Basin Transaction, Gasco entered into a Twelfth Amendment (the “Twelfth Amendment”)  to its Credit Agreement, dated as of March 29, 2006, by and among Gasco, certain of its subsidiaries, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”). The Twelfth Amendment, among other things, (a) extends the maturity of the credit facility to June 29, 2012, (b) permits the consummation of the Uinta Basin Transaction, (c) reduces the availability of aggregate commitments under the credit facility to $25,195.25, and (d) addresses letter of credit availability through maturity.

The foregoing summary of the Twelfth Amendment does not purport to be complete, and is qualified in its entirety by reference to the Twelfth Amendment filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Purchase Agreement, Closing Agreement, Development Agreement, Amended and Restated Monarch Agreement and the Twelfth Amendment to the Credit Agreement (collectively, “the Agreements”) have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about Gasco or any of its subsidiaries, including the Company, or affiliates or its or their assets. The representations, warranties and covenants contained in the Agreements are made solely for purposes of the Agreements and are made as of their respective dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Gasco or any of its subsidiaries, including the Company, or affiliates or its or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information with respect to the Uinta Basin Transaction required by Item 2.01 is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 26, 2012, Gasco issued a press release announcing the consummation of the Uinta Basin Transaction.  A copy of Gasco’s press release is furnished as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

Pro forma financial information is attached as Exhibit 99.2 hereto.

(d)           Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated February 23, 2012, by and among Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

2.2*	Development Agreement dated March 22, 2012, between Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

2.3*	Closing Agreement dated March 22, 2012, by and among Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

10.1	Amended and Restated Gas Gathering and Processing Agreement dated March 22, 2012, by and between Gasco Production Company and Monarch Natural Gas, LLC.

10.2

Twelfth Amendment to the Credit Agreement dated as of March 22, 2012, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated March 26, 2012.

99.2	Pro Forma Financial Information.

*                                         Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to these agreements have not been filed herewith. Gasco agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: March 28, 2012	By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated February 23, 2012, by and among Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

2.2*	Development Agreement dated March 22, 2012, between Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

2.3*	Closing Agreement dated March 22, 2012, by and among Gasco Production Company and Wapiti Oil & Gas II, L.L.C.

10.1	Amended and Restated Gas Gathering and Processing Agreement dated March 22, 2012, by and between Gasco Production Company and Monarch Natural Gas, LLC.

10.2

Twelfth Amendment to the Credit Agreement dated as of March 22, 2012, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated March 26, 2012.

99.2	Pro Forma Financial Information.

*                                         Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to these agreements have not been filed herewith. Gasco agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.